BlackRock Funds II (the "Registrant")
LifePath(r) Active 2015 Portfolio

77Q1(a):
Copies of any material amendments to the Registrant's charter or by-laws
Attached please find as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR, a copy of the Amended and Restated Certificate of Classification of Shares of the Registrant, dated September 10,
2014, and filed with the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston.


[PAGE BREAK]



Exhibit 77Q1(a)

 BLACKROCK FUNDS II
(A Massachusetts Business Trust)

AMENDED AND RESTATED CERTIFICATE OF CLASSIFICATION OF SHARES

	The undersigned, Secretary of BlackRock Funds II (the "Fund"), does hereby certify to the following:
	That, at a meeting of the Board of Trustees of the Fund on September 14-15, 2010, the Trustees of the Fund by resolution approved, with respect to the class of the fund with the alphabetical designation KK and the supplementary designation BlackRock Floating Rate Income Portfolio, a new class of shares with the same alphabetical designation, KK-10, representing shares with the supplementary designation of Investor C1 Shares, effective as of such date;
	That, at a meeting of the Board of Trustees of the Fund on September 14-15, 2010, the Trustees of the Fund by resolution approved (a) a change in supplementary designation of the class with the alphabetical designation II from BlackRock Income
Builder Portfolio to BlackRock Global Dividend Income Portfolio, effective as of November 1, 2010 and (b) the termination as a class of the Fund of the class with the designation W and the supplementary designation BlackRock Prepared Portfolio 2010, effective December 10, 2010;
	That, at a meeting of the Board of Trustees of the Fund on February 8-9, 2011, the Trustees of the Fund by resolution approved, (a) with respect to the class of the fund with the alphabetical designation B and the supplementary designation BlackRock Low Duration Bond Portfolio, two new classes of shares with the same alphabetical designation, (1) B-14, representing shares with the supplementary designation of Investor B3 Shares, and (2) B-15 representing shares with the supplementary designation Investor C3 Shares, effective as of such date; (b) with respect to the class of the fund with the alphabetical designation C and the supplementary designation BlackRock Intermediate Government Portfolio, three new classes of shares with the same alphabetical designation, (1) C-6 representing shares with the supplementary designation BlackRock Shares, C-8, representing shares with the supplementary designation of Investor B1 Shares, and C-10 representing shares with the supplementary designation Investor C1 Shares, effective as of such date; and (c) the termination as classes of the Fund of the classes (i) with the designation and the supplementary designation BlackRock Ohio Municipal Bond Portfolio and (ii) with the alphabetical designation P and the supplementary designation BlackRock Kentucky Municipal Bond Portfolio, effective July 14, 2011;

	That at a meeting of the Board of Trustees of the Fund on March 18, 2011, the Trustees of the Fund approved a number of reorganizations that would result in the liquidation of a number of Portfolios, and certain Portfolio name changes, in each case to take effect upon the consummation of the reorganizations. In connection with such reorganizations, effective as of July 18, 2011, the classes (a) with the alphabetical designation G and the supplementary designation BlackRock Government Income
Portfolio, (b) with the alphabetical designation D and the supplementary designation BlackRock Bond Portfolio, (c) with the alphabetical designation J and the supplementary designation BlackRock Managed Income Portfolio and (d) with the alphabetical designation M and the supplementary designation BlackRock AMT-
Free Municipal Bond Portfolio are terminated as classes of the Fund, and the class with the alphabetical designation E and the supplementary designation BlackRock Total Return Portfolio II is changed to BlackRock Core Bond Portfolio, and the class with the alphabetical designation C and the supplementary designation BlackRock Intermediate Government Bond Portfolio is changed to BlackRock U. S. Government Portfolio;
	That, at a meeting of the Board of Trustees of the Fund on September 13-14, 2010, the Trustees of the Fund by resolution approved a change in supplementary designation of the class with the alphabetical designation HH from BlackRock Income Portfolio to BlackRock Income Builder Portfolio, effective as of November
28, 2011, and the Board of Trustees of the Fund, by unanimous written consent on December 7, 2011, further changed the supplementary designation to BlackRock Multi-Asset Income
Portfolio effective December 15, 2011;
	That, at a meeting of the Board of Trustees of the Fund on April 10, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation JJ from BlackRock Multi-Sector Bond Portfolio to BlackRock Secured Credit Portfolio, effective as of
July 3, 2012;
	That, at a meeting of the Board of Trustees of the Fund on July 31, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation FF from BlackRock Emerging Market Debt Portfolio to BlackRock Emerging Market Local Debt Portfolio, effective as of September 3, 2012;
	That, at a meeting of the Board of Trustees of the Fund on September 11-12, 2012, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation X from BlackRock Prepared
Portfolio 2015 to LifePath(r) Active 2015 Portfolio, a change in the supplementary designation of the class with the alphabetical designation Y from BlackRock Prepared Portfolio 2020 to LifePath(r) Active 2020 Portfolio, a change in the supplementary designation of the class with the alphabetical designation Z from BlackRock Prepared Portfolio 2025 to LifePath(r) Active 2025 Portfolio, a change in the supplementary designation of the class with the alphabetical designation AA from BlackRock Prepared Portfolio
2030 to LifePath(r) Active 2030 Portfolio, a change in the supplementary designation of the class with the alphabetical designation BB from BlackRock Prepared Portfolio 2035 to
LifePath(r) Active 2035 Portfolio, a change in the supplementary designation of the class with the alphabetical designation CC from BlackRock Prepared Portfolio 2040 to LifePath(r) Active 2040 Portfolio, a change in the supplementary designation of the class with the alphabetical designation DD from BlackRock
Prepared Portfolio 2045 to LifePath(r) Active 2045 Portfolio, and a change in the supplementary designation of the class with the alphabetical designation EE from BlackRock Prepared Portfolio
2050 to LifePath(r) Active 2050 Portfolio, each change effective as of November 27, 2012;
      That, at a meeting of the Board of Trustees of the Fund on September 11-12, 2012, the Trustees of the Fund by resolution approved, with respect to the class of the fund with the alphabetical designation X, Y, Z, AA, BB, CC, DD and EE, and the supplementary designation LifePath(r) Active 2015 Portfolio, LifePath(r) Active 2020 Portfolio, LifePath(r) Active 2025 Portfolio, LifePath(r) Active 2030 Portfolio, LifePath(r) Active 2035 Portfolio, LifePath(r) Active 2040 Portfolio, LifePath(r) Active 2045 Portfolio and LifePath(r) Active 2050 Portfolio, respectively, a new class of shares with the same alphabetical designation, X-16, Y-16, Z-16, AA-16, BB-16, CC-16, DD-16 and EE-16, respectively, representing shares with the supplementary designation of Class K Shares, effective as of November 27, 2012;
      That at a meeting of the Board Trustees of the Fund on November 13, 2012, the Trustees of the Fund by resolution approved the establishment and designation of a new class with the alphabetical designation of LL and a supplementary designation of LifePath(r) Active 2055 Portfolio as a class of the Fund, and that such shares be further classified into four separate classes of shares with the same alphabetical designation, LL-2, LL-3, LL-12 and LL-16, representing shares with the supplementary designation of Investor A, Institutional, Class R and Class K Shares, respectively, effective as of such date;
	That, at a meeting of the Board of Trustees of the Fund on May 15, 2013, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation R from BlackRock Long Duration Bond Portfolio to BlackRock Investment Grade Bond Portfolio, effective as of July 29, 2013;
	That, at a meeting of the Board of Trustees of the Fund on July 30, 2013, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation II from BlackRock Global Dividend
Income Portfolio to BlackRock Global Dividend Portfolio, effective as of September 23, 2013;
	That, at a meeting of the Board of Trustees of the Fund on November 12, 2013, the Trustees of the Fund by resolution approved a change in the supplementary designation with the alphabetical designation FF from BlackRock Emerging Market Local
Debt Portfolio to BlackRock Emerging Markets Flexible Dynamic
Bond Portfolio, effective as of January 2, 2014;
	That, at a meeting of the Board of Trustees of the Fund on February 11, 2014, the Trustees of the Fund by resolution approved the termination as a class of the Fund of the class with the designation K and the supplementary designation
BlackRock International Bond Portfolio, effective April 14,
2014;
	That, at a meeting of the Board of Trustees of the Fund on July 30, 2014, the Trustees of the Fund by resolution approved the establishment and designation of a new class with the alphabetical designation of MM and a supplementary designation of BlackRock Multi-Asset High Income Portfolio, or such name as the officers of the Fund may determine from time to time upon advice of counsel, as a class of the Fund, and that such shares be further classified into three separate classes of shares with the same alphabetical designation, MM-2, MM-3 and MM-5, representing shares with the supplementary designation of Investor A, Institutional and Investor C Shares, respectively.
On or about August 1, 2014, the officers of the Fund, with advice of counsel, changed the supplementary designation of the class with the alphabetical designation of MM from BlackRock Multi-Asset High Income Portfolio to BlackRock High Income Opportunities Portfolio. On or about August 22, 2014, the officers of the Fund, with advice of counsel, changed the supplementary designation of the class with the alphabetical designation of MM from BlackRock High Income Opportunities
Portfolio to BlackRock Dynamic High Income Portfolio; and further
      That, at a meeting of the Board of Trustees of the Fund on September 10, 2014, the Trustees of the Fund by resolution approved a change in the supplementary designation of the class with the alphabetical designation X from BlackRock LifePath(r)
Active 2015 Portfolio to BlackRock LifePath(r) Active Retirement Portfolio, effective as of the date on which the amendment to the Fund's Registration Statement filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 485(a) under the Securities Act of 1933, incorporating this name change, becomes effective.
	The undersigned, Secretary of the Fund, does hereby further certify that following the actions referenced above, the following classes of shares of beneficial interests in the Fund have heretofore been established and designated by the Trustees of the Fund in accordance with Article V of the Fund's
Declaration of Trust, that such classes remain in effect as of the date hereof, that the Fund is authorized to issue an unlimited number of shares of beneficial interest of each such class and that the classes have the relative rights and preferences set forth below:


INFORMATION IS IN THE FOLLOWING ORDER
Alphabetical Designation of Class
Supplementary Designation
Alphabetical Designation of Classes of Shares with the Same
Alphabetical Designation (Classes in the Class Group)
Supplementary Designation of Classes of Shares with the Same
Alphabetical Designation (Classes in the Class Group)


B
BlackRock Low Duration Bond Portfolio

B-2
Investor A


B-7
Investor A1


B-4
Investor B


B-8
Investor B1


B-9
Investor B2


B-14
Investor B3


B-5
Investor C


B-10
Investor C1


B-11
Investor C2


B-15
Investor C3


B-3
Institutional
Shares


B-1
Service Shares


B-6
BlackRock Shares


B-12
R Shares


C
BlackRock U.S. Government Bond Portfolio

C-2
Investor A


C-4
Investor B


C-8
Investor B1


C-5
Investor C


C-10
Investor C1


C-3
Institutional
Shares


C-1
Service Shares


C-6
BlackRock Shares


C-12
R Shares

E
BlackRock Core Bond Portfolio

E-2
Investor A


E-4
Investor B


E-5
Investor C


E-3
Institutional
Shares


E-12
R Shares


E-1
Service Shares


E-6
BlackRock Shares

H
BlackRock Inflation Protected Bond Portfolio

H-2
Investor A


H-4
Investor B


H-5
Investor C


H-3
Institutional
Shares


H-1
Service Shares


H-6
BlackRock Shares


H-12
R Shares


I
BlackRock GNMA Portfolio

I-2
Investor A


I-4
Investor B


I-5
Investor C


I-3
Institutional
Shares


I-1
Service Shares


I-12
R Shares


I-6
BlackRock Shares


L
BlackRock High Yield Bond Portfolio

L-2
Investor A


L-4
Investor B


L-8
Investor B1


L-5
Investor C


L-10
Investor C1


L-3
Institutional
Shares


L-12
R Shares


L-1
Service Shares


L-6
BlackRock Shares


R
BlackRock Investment Grade Bond Portfolio

R-2
Investor A


R-3
Institutional
Shares


R-6
BlackRock Shares


R-12
R Shares


S
BlackRock Conservative Prepared Portfolio

S-2
Investor A


S-5
Investor C


S-3
Institutional
Shares


S-12
R Shares

T
BlackRock Moderate Prepared Portfolio

T-2
Investor A


T-5
Investor C


T-3
Institutional
Shares


T-12
R Shares

U
BlackRock Growth Prepared Portfolio

U-2
Investor A


U-5
Investor C


U-3
Institutional
Shares


U-12
R Shares

V
BlackRock Aggressive Growth Prepared Portfolio

V-2
Investor A


V-5
Investor C


V-3
Institutional
Shares


V-12
R Shares

X
LifePath(r) Active Retirement Portfolio

X-2
Investor A


X-3
Institutional
Shares


X-12
R Shares


X-16
K Shares

Y
LifePath(r) Active 2020 Portfolio

Y-2
Investor A


Y-3
Institutional
Shares


Y-12
R Shares


Y-16
K Shares


Z
LifePath(r) Active 2025 Portfolio

Z-2
Investor A


Z-3
Institutional
Shares


Z-12
R Shares


Z-16
K Shares


AA
LifePath(r) Active 2030 Portfolio

AA-2
Investor A


AA-3
Institutional
Shares


AA-12
R Shares


AA-16
K Shares


BB
LifePath(r) Active 2035 Portfolio

BB-2
Investor A


BB-3
Institutional
Shares


BB-12
R Shares


BB-16
K Shares


CC
LifePath(r) Active 2040 Portfolio

CC-2
Investor A


CC-3
Institutional
Shares


CC-12
R Shares


CC-16
K Shares


DD
LifePath(r) Active 2045 Portfolio

DD-2
Investor A


DD-3
Institutional
Shares


DD-12
R Shares


DD-16
K Shares


EE
LifePath(r) Active 2050 Portfolio

EE-2
Investor A


EE-3
Institutional
Shares


EE-12
R Shares


EE-16
K Shares


FF
BlackRock Emerging Markets
Flexible Dynamic Bond Portfolio

FF-2
Investor A


FF-5
Investor C


FF-3
Institutional
Shares


FF-6
BlackRock Shares


GG
BlackRock Strategic Income Opportunities Portfolio

GG-2
Investor A


GG-5
Investor C


GG-3
Institutional
Shares


HH
BlackRock Multi-Asset Income Portfolio

HH-2
Investor A


HH-5
Investor C


HH-3
Institutional Shares


II
BlackRock Global Dividend Portfolio

II-2
Investor A


II-5
Investor C


II-3
Institutional Shares


JJ
BlackRock Secured Credit Portfolio

JJ-2
Investor A


JJ-5
Investor C


JJ-3
Institutional Shares


KK
BlackRock Floating Rate Income Portfolio

KK-2
Investor A


KK-5
Investor C


KK-3
Institutional
Shares


KK-10
Investor C1


LL
LifePath(r) Active 2055 Portfolio

LL-2
Investor A


LL-3
Institutional
Shares


LL-12
R Shares


LL-16
K Shares


MM
BlackRock Dynamic High Income Portfolio

MM-2
Investor A


MM-5
Investor C


MM-3
Institutional
Shares

	(1)	All consideration received by the Fund for the issue
or sale of all Service Shares, Investor A Shares, Institutional Shares, Investor B Shares, Investor C Shares, BlackRock Shares, Investor A1 Shares, Investor B1 Shares, Investor B2 Shares,
Investor B3 Shares, Investor C1 Shares, Investor C2 Shares,
Investor C3 Shares, R Shares and K Shares with the same
alphabetical designation, irrespective of series designation (collectively, a "Class Group"), shall be invested and reinvested with the consideration received by the Fund for the issue and sale of all other shares of that Class Group, together with all income, earnings, profits and proceeds thereof, including: (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Fund allocated to shares of that Class Group by the Board of Trustees in accordance with the Fund's Declaration of Trust; and each class included in each
Class Group shall share on the basis of relative net asset
values (or on such other basis established by the Trustees or officers of the Fund) with such other classes of shares in such Class Group in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;
	(2)	In determining the income attributable to each share
of each particular class included in each Class Group: any general expenses and liabilities of the Fund allocated by the Board of Trustees to all Class Groups shall be allocated among all Class Groups on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Fund), and any expenses and liabilities of the Fund allocated by the Board of Trustees to a particular Class Group shall be allocated among the classes included in such Class
Group on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the
Fund), except that to the extent permitted by rule or order of the SEC;

	(3)	Only shares of Class B-1, Class C-1, Class E-1, Class
H-1, Class I-1 and Class L-1 shall bear all: (1) expenses and liabilities relating to Service Shares payable under the Fund's Distribution and Service Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(4)	Only shares of Class B-2, Class C-2, Class E-2, Class
H-2, Class I-2, Class L-2, Class R-2, Class S-2, Class T-2,
Class U-2, Class V-2, , Class X-2, Class Y-2, Class Z-2, Class
AA-2, Class BB-2, Class CC-2, Class DD-2, Class EE-2, Class FF-
2, Class GG-2, Class HH-2, Class II-2, Class JJ-2, Class KK-2,
Class LL-2 and Class MM-2 shall bear all: (1) expenses and liabilities relating to Investor A Shares payable under the
Fund's Distribution and Service Plan; and (2) expenses and
liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(5)	Only shares of Class B-3, Class C-3, Class E-3, Class
H-3, Class I-3, Class L-3, Class R-3, Class S-3, Class T-3,
Class U-3, Class V-3,  Class X-3, Class Y-3, Class Z-3, Class
AA-3, Class BB-3, Class CC-3, Class DD-3, Class EE-3, Class FF-
3, Class GG-3, Class HH-3, Class II-3, Class JJ-3, Class KK-3,
Class LL-3 and Class MM-3 shall bear all: (1) expenses and liabilities relating to Institutional Shares payable under the
Fund's Distribution and Service Plan; and (2) expenses and
liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(6)	Only shares of Class B-4, Class C-4, Class E-4, Class
H-4, Class I-4 and Class L-4 shall bear all: (1) expenses and liabilities relating to Investor B Shares payable under the
Fund's Distribution and Service Plan; and (2) expenses and
liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(7)	Only shares of Class B-5, Class C-5, Class E-5, Class
H-5, Class I-5, Class L-5, Class S-5, Class T-5, Class U-5,
Class V-5, Class FF-5, Class GG-5, Class HH-5, Class II-5, Class
JJ-5, KK-5 and MM-5 shall bear all:  (1) expenses and
liabilities relating to Investor C shares payable under the
Fund's Distribution and Service Plan; and (2) expenses and
liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(8)	Only shares of Class B-6, Class C-6, Class E-6, Class
H-6, Class I-6, Class L-6, Class R-6 and Class FF-6 shall bear all: (1) expenses and liabilities relating to BlackRock Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(9)	Only shares of Class B-7 shall bear all:  (1) expenses
and liabilities relating to Investor A1 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(10)	Only shares of Class B-8, Class C-8 and Class L-8
shall bear all:  (1) expenses and liabilities relating to
Investor B1 Shares payable under the Fund's Distribution and
Service Plan; and (2) expenses and liabilities directly
attributable to such shares which the Board of Trustees
determines should be borne solely by such shares;
	(11)	Only shares of Class B-9 shall bear all:  (1) expenses
and liabilities relating to Investor B2 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(12)	Only shares of Class B-10, Class C-10, Class L-10 and
Class KK-10 shall bear all:  (1) expenses and liabilities
relating to Investor C1 Shares payable under the Fund's
Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(13)	Only shares of Class B-11 shall bear all:  (1)
expenses and liabilities relating to Investor C2 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the
Board of Trustees determines should be borne solely by such
shares;
	(14)	Only shares of Class B-12, Class C-12, Class E-12,
Class H-12, Class I-12, Class L-12, Class R-12, Class S-12,
Class T-12, Class U-12, Class V-12, Class X-12, Class Y-12,
Class Z-12, Class AA-12, Class BB-12, Class CC-12, Class DD-12,
Class EE-12 and Class LL-12 shall bear all: (1) expenses and liabilities relating to R Shares payable under the Fund's
Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the Board of Trustees determines should be borne solely by such shares;
	(15)	Only shares of Class B-14 shall bear all:  (1)
expenses and liabilities relating to Investor B3 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the
Board of Trustees determines should be borne solely by such
shares;
	(16)	Only shares of Class B-15 shall bear all:  (1)
expenses and liabilities relating to Investor C3 Shares payable under the Fund's Distribution and Service Plan; and (2) expenses and liabilities directly attributable to such shares which the
Board of Trustees determines should be borne solely by such
shares;
	(17)	Only shares of Class X-16, Class Y-16, Class Z-16,
Class AA-16, Class BB-16, Class CC-16, Class DD-16, Class EE-16
and Class LL-16 shall bear all:  (1) expenses and liabilities relating to K Shares payable under the Fund's Distribution and
Service Plan; and (2) expenses and liabilities directly
attributable to such shares which the Board of Trustees
determines should be borne solely by such shares;
	(18)	Each share of a Class Group shall have all the
preferences, conversion and other rights, voting powers,
restrictions, limitations, qualifications and terms and
conditions of redemption as set forth in the Fund's Declaration of Trust and shall have the same voting powers, provided that:
(i) when expressly required by law, or when otherwise permitted by the Board of Trustees acting in its sole discretion, shares shall be voted by individual class and/or series; and (ii) only shares of the respective class, classes and/or series, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Fund's Declaration of Trust, shares of each class shall be subject to the express right of the Fund to
redeem shares of such class at any time if the Trustees
determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the
holders of the shares of such class, and upon such redemption the holders of the shares so redeemed shall have no further
right with respect thereto other than to receive payment of the redemption price; and
	(19)	Each share of each Class Group issued for the purchase
price established in its Prospectus will be validly issued, fully paid and non-assessable.



	WITNESS my hand as of this 10th day of September, 2014

					/s/ Benjamin Archibald
					Benjamin Archibald
					Secretary

  The name of this class will change from "LifePath(r) Active
2015 Portfolio" to "LifePath(r) Active Retirement
Portfolio" as of the date on which the amendment to the Fund's
Registration Statement filed with the SEC pursuant to Rule 485(a) under the Securities Act of 1933, incorporating this name change, becomes effective.